                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF REGISTRANT:

                                                                                         SECURITIES OWNED
                                                                     COUNTRY OR      -------------------------
                                                                      STATE OF                        PERCENT
                              NAME                                  INCORPORATION        CLASS       OWNERSHIP
- - - - - -----------------------------------------------------------------   -------------    -------------   ---------
AlliedSignal International Finance Corporation...................    Delaware         Common Stock     100
     AlliedSignal Canada Inc.....................................    Canada           Common Stock     100
     AlliedSignal Automotive Europe, S.A.........................    France           Common Stock      99.9
AlliedSignal Laminate Systems Inc................................    Delaware         Common Stock     100
EM Sector Holdings Inc...........................................    Delaware         Common Stock     100
HD Polymer Corporation...........................................    Delaware         Common Stock     100

- - - - - ----------------------------------------------------------
     The names of the Registrant's other consolidated subsidiaries, which are primarily totally-held by the Registrant, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.